Exhibit 99.1

       UNITED STATES STEEL CORPORATION REPORTS 2006 THIRD QUARTER RESULTS

PITTSBURGH, Oct. 31 /PRNewswire-FirstCall/ --

                               Earnings Highlights
-----------------------------------------------------------------------------
(Dollars in millions except per share data)   3Q 2006    2Q  2006    3Q 2005
-----------------------------------------------------------------------------
Net sales                                    $  4,106    $  4,107    $  3,200
=============================================================================
Segment income from operations
  Flat-rolled Products                       $    230    $    212    $     41
  U. S. Steel Europe                              219         188          21
  Tubular Products                                164         146         124
  Other Businesses                                 39          33          21
-----------------------------------------------------------------------------
Total segment income from operations         $    652    $    579    $    207
Retiree benefit expenses                          (70)        (65)        (55)
Other items not allocated to segments             (21)          -          (4)
-----------------------------------------------------------------------------
Income from operations                       $    561    $    514    $    148
=============================================================================
Net interest and other financial costs              7          14          20
-----------------------------------------------------------------------------
Income tax provision                              136          91          27
=============================================================================
Net income                                   $    417    $    404    $     93
-----------------------------------------------------------------------------
  - Per basic share                          $   3.44    $   3.60    $   0.77
  - Per diluted share                        $   3.42    $   3.22    $   0.71
=============================================================================

    United States Steel Corporation (NYSE: X) reported third quarter 2006 net income of $417 million, or $3.42 per diluted share, compared to second quarter 2006 net income of $404 million, or $3.22 per diluted share, and third quarter 2005 net income of $93 million, or $0.71 per diluted share.

    Commenting on results, U. S. Steel Chairman and CEO John P. Surma said, "Earnings for each of our business segments improved from the second quarter, reflecting a very strong operating performance and favorable steel market conditions."

    The company reported third quarter 2006 income from operations of $561 million, compared with income from operations of $514 million in the second quarter of 2006 and $148 million in the third quarter of 2005.

    Other items not allocated to segments in the third quarter of 2006 reduced net income by $21 million, or 17 cents per diluted share, and consisted of employee severance and benefit charges for a workforce reduction of over 20 percent at our Serbian operations. In the second quarter of 2006, the income tax provision included a favorable adjustment of $15 million, or 12 cents per diluted share, related to the 2005 tax accrual.

    We repurchased 4.7 million shares of U. S. Steel common stock for $279 million during the third quarter, bringing total repurchases to
12.4 million shares for $650 million since the repurchase program was originally authorized in July 2005.

    Reportable Segments and Other Businesses

    Management believes segment income from operations is a key measure in evaluating company performance. U. S. Steel's reportable segments and Other Businesses reported segment income from operations of $652 million, or $117 per ton, in the third quarter of 2006, compared with $579 million, or $99 per ton, in the second quarter of 2006 and $207 million, or $44 per ton, in the third quarter of 2005.

    Segment income from operations for the third quarter of 2006 increased compared to the second quarter as average realized prices strengthened in all of our reportable segments. Higher average realized prices were partially offset by higher raw material costs and reduced shipment volumes.

    Outlook

    Commenting on U. S. Steel's outlook, Surma said, "We expect continued strong results from our European and Tubular segments in the fourth quarter; however, overall operating results are expected to decline from the third quarter, primarily reflecting reduced profitability in our Flat-rolled segment. Recent weakening in the U.S. economy coupled with high imports and customer inventory levels have resulted in softer flat-rolled spot markets in the near term."

    For Flat-rolled, we expect fourth quarter 2006 average realized prices and shipments to be lower than in the third quarter, and costs are expected to increase primarily due to several blast furnace outages and lower operating rates. We will adjust the duration of these outages so that our operations are in balance with our anticipated customer demand.

    Fourth quarter average realized prices are expected to remain around the third quarter level for U. S. Steel Europe (USSE), and higher costs are expected to more than offset the anticipated increase in shipment volumes.

    Average realized prices for the Tubular segment in the fourth quarter of 2006 are expected to decline slightly from third quarter levels, and shipments will be significantly lower due to high levels of imports and customer efforts to bring their inventories in line with demand.

    Our longer-term outlook will be determined by overall economic growth trends.

    This release contains forward-looking statements with respect to market conditions, operating costs, shipments and prices. Some factors, among others, that could affect market conditions, costs, shipments and prices for both domestic operations and USSE include global product demand, prices and mix; global and company steel production levels; plant operating performance; the timing and completion of facility projects; natural gas and electricity prices and usage; raw materials availability and prices; the impact of fixed prices in energy and raw materials contracts (many of which have terms of one year or longer) as compared to shorter-term contracts and spot prices of steel products; changes in environmental, tax and other laws; employee strikes; power outages or curtailments; and U.S. and global economic performance and political developments. Domestic steel shipments and prices could be affected by import levels and actions taken by the U.S. Government and its agencies. Economic conditions and political factors in Europe that may affect USSE's results include, but are not limited to, taxation, nationalization, inflation, currency fluctuations, increased regulation, export quotas, tariffs, and other protectionist measures. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements have been included in the Form 10-K of U. S. Steel for the year ended December 31, 2005, and in subsequent filings for U. S. Steel.

    A Statement of Operations (Unaudited), Other Financial Data (Unaudited) and Preliminary Supplemental Statistics (Unaudited) for U. S. Steel are attached.

    The company will conduct a conference call on third quarter earnings on Tuesday, October 31, at 2 p.m. EST. To listen to the webcast of the conference call, visit the U. S. Steel web site, http://www.ussteel.com, and click on the "Investors" button.

    For more information on U. S. Steel, visit its web site at http://www.ussteel.com.

                         UNITED STATES STEEL CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)
                      ------------------------------------

                                               Quarter Ended                    Nine Months Ended
                                    ------------------------------------            Sept. 30
                                    Sept. 30      June 30       Sept. 30     ------------------------
(Dollars in millions)                 2006          2006          2005          2006          2005
-----------------------------------------------------------------------------------------------------
NET SALES                          $    4,106    $    4,107    $    3,200    $   11,941    $   10,569

OPERATING EXPENSES (INCOME):
Cost of sales (excludes  items
 shown below)                           3,308         3,339         2,830         9,745         8,660
Selling, general and
 administrative expenses                  144           156           150           458           473
Depreciation, depletion and
 amortization                             113           114            88           339           274
Income from investees                     (19)          (13)           (2)          (39)          (28)
Net gains on disposal of assets             -            (1)           (7)           (2)          (17)
Other income, net                          (1)           (2)           (7)           (4)          (10)
                                   ----------    ----------    ----------    ----------    ----------
   Total operating expenses             3,545         3,593         3,052        10,497         9,352
                                   ----------    ----------    ----------    ----------    ----------
INCOME FROM OPERATIONS                    561           514           148         1,444         1,217
Net interest and other financial
 costs                                      7            14            20            37           113
                                   ----------    ----------    ----------    ----------    ----------
INCOME BEFORE INCOME TAXES
 AND MINORITY INTERESTS                   554           500           128         1,407         1,104
Income tax provision                      136            91            27           317           275
Minority interests                          1             5             8            13            28
                                   ----------    ----------    ----------    ----------    ----------
NET INCOME                                417           404            93         1,077           801
Dividends on preferred stock                -            (4)           (4)           (8)          (13)
                                   ----------    ----------    ----------    ----------    ----------
NET INCOME APPLICABLE TO COMMON
 STOCK                             $      417    $      400    $       89    $    1,069    $      788
                                   ==========    ==========    ==========    ==========    ==========

COMMON STOCK DATA:
-----------------------------------------------------------------------------------------------------
Net income per share:
   - Basic                         $     3.44    $     3.60    $      .77    $     9.39    $     6.90
   - Diluted                       $     3.42    $     3.22    $      .71    $     8.67    $     6.13

Weighted average shares, in
 thousands
   - Basic                            121,270       111,129       113,980       113,764       114,054
   - Diluted                          121,964       125,242       130,339       124,226       130,583

Dividends paid per common share    $      .15    $      .15    $      .10    $      .40    $      .28

                         UNITED STATES STEEL CORPORATION
                        OTHER FINANCIAL DATA (Unaudited)
                      ------------------------------------

                                                        Nine Months Ended
                                                             Sept. 30
                                                       --------------------
Cash Flow Data        (In millions)                      2006        2005
---------------------------------------------------------------------------
Cash provided from operating activities:
  Net income                                           $  1,077    $    801
  Depreciation, depletion and amortization                  339         274
  Pensions and other postretirement benefits               (199)        (77)
  Property tax settlement gain                                -         (95)
  Deferred income taxes                                     124          85
  Changes in: Current receivables                          (335)        153
            Inventories                                    (180)       (137)
            Current accounts payable
             and accrued expenses                           211        (104)
  Other operating activities                                 (2)        (16)
                                                       --------    --------
    Total                                                 1,035         884
                                                       --------    --------
Cash used in investing activities:
  Capital expenditures                                     (397)       (473)
  Other investing activities                                 12          36
                                                       --------    --------
    Total                                                  (385)       (437)
                                                       --------    --------
Cash used in financing activities:
  Repayment of long-term debt                              (277)         (7)
  Common stock repurchased                                 (396)        (52)
  Dividends paid                                            (54)        (45)
  Other financing activities                                  8          21
                                                       --------    --------
    Total                                                  (719)        (83)
                                                       --------    --------
Effect of exchange rate changes on cash                       -          (7)
                                                       --------    --------
Net increase (decrease) in cash and cash equivalents        (69)        357
Cash at beginning of the year                             1,479       1,037
                                                       --------    --------
Cash at end of the period                              $  1,410    $  1,394
                                                       ========    ========

                                                       Sept. 30    Dec. 31
Balance Sheet Data    (In millions)                      2006        2005
---------------------------------------------------------------------------
Cash and cash equivalents                              $  1,410    $  1,479
Receivables, net                                          2,018       1,609
Inventories                                               1,673       1,466
Other current assets                                        184         288
Property, plant and equipment, net                        4,269       4,015
Investments and long-term receivables, net                  288         292
Intangible pension asset                                    252         251
Other assets                                                368         422
                                                       --------    --------
Total assets                                           $ 10,462    $  9,822
                                                       ========    ========
Accounts payable                                       $  1,355    $  1,256
Payroll and benefits payable                              1,102         912
Short-term debt and current maturities of long-term
 debt                                                        26         249
Other current liabilities                                   285         332
Long-term debt, less unamortized discount                 1,327       1,363
Employee benefits                                         1,786       2,008
Other long-term liabilities and minority interests          386         378
Stockholders' equity                                      4,195       3,324
                                                       --------    --------
Total liabilities and stockholders' equity             $ 10,462    $  9,822
                                                       ========    ========

                         UNITED STATES STEEL CORPORATION
                 PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
                 -----------------------------------------------

                                               Quarter Ended                    Nine Months Ended
                                   --------------------------------------            Sept. 30
                                    Sept. 30      June 30       Sept. 30     ------------------------
(Dollars in millions)                 2006          2006          2005          2006          2005
-----------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS
Flat-rolled Products               $      230    $      212    $       41    $      569    $      566
U. S. Steel Europe                        219           188            21           532           390
Tubular Products                          164           146           124           487           379
Other Businesses                           39            33            21            72            27
                                   ----------    ----------    ----------    ----------    ----------
Segment Income from Operations            652           579           207         1,660         1,362
Retiree benefit expenses(a)               (70)          (65)          (55)         (190)         (208)
Other items not allocated to
 segments:
    Workforce reduction charges           (21)            -            (3)          (21)           (9)
    Asset impairment charge                 -             -             -            (5)            -
    Property tax settlement gain            -             -             -             -            70
    Stock appreciation rights               -             -            (1)            -             2
                                   ----------    ----------    ----------    ----------    ----------
    Total Income from Operations   $      561    $      514    $      148    $    1,444    $    1,217

CAPITAL EXPENDITURES
Flat-rolled Products               $       46    $       32    $       83    $      147    $      220
U. S. Steel Europe                         67            51            67           162           175
Tubular Products                            1             1             1             2             4
Other Businesses                           32            40            43            86            74
                                   ----------    ----------    ----------    ----------    ----------
    Total                          $      146    $      124    $      194    $      397    $      473

-----------
(a) Includes certain profit-based expenses for U. S. Steel retirees and National retirees pursuant to provisions of the 2003 labor agreement with the United Steelworkers of America.

                         UNITED STATES STEEL CORPORATION
                 PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
                 -----------------------------------------------

                                            Quarter Ended            Nine Months Ended
                                   ------------------------------         Sept. 30
                                   Sept. 30   June 30    Sept. 30   -------------------
(Dollars in millions)                2006       2006       2005       2006       2005
 --------------------------------------------------------------------------------------
OPERATING STATISTICS
  Average realized price: ($/net
   ton)
    Flat-rolled Products(a)         $   651   $    624   $    586   $    630   $    624
    U. S. Steel Europe                  640        581        562        589        631
    Tubular Products                  1,491      1,479      1,393      1,492      1,281
  Steel Shipments:(a)(b)
    Flat-rolled Products              3,695      3,878      3,191     11,102      9,950
    U. S. Steel Europe                1,552      1,652      1,230      4,712      3,852
    Tubular Products                    303        298        264        920        864
                                   --------   --------   --------   --------   --------
      Total Steel Shipments           5,550      5,828      4,685     16,734     14,666
  Raw Steel-Production:(b)
    Domestic Facilities               4,359      4,585      3,514     13,085     11,414
    U. S. Steel Europe                1,734      1,803      1,200      5,290      4,234
  Raw Steel-Capability
   Utilization:(c)
    Domestic Facilities                89.1%      94.8%      71.9%      90.2%      78.7%
    U. S. Steel Europe                 92.7%      97.4%      64.1%      95.3%      76.2%
  Domestic iron ore production(b)     5,953      5,493      5,878     16,919     16,930
  Domestic coke production(b)(d)      1,446      1,485      1,602      4,421      4,607

-----------
(a)     Excludes intersegment transfers.
(b)     Thousands of net tons.
(c) Based on annual raw steel production capability for domestic facilities of 19.4 million net tons and annual raw steel production capability for
        U. S. Steel Europe of 7.4 million net tons.
(d)     Includes the Clairton 1314B Partnership.

SOURCE  United States Steel Corporation
    -0-                             10/31/2006
    /CONTACT: John Armstrong, +1-412-433-6792, or Investors-Analysts: Nick Harper, +1-412-433-1184, both of United States Steel Corporation/
    /Company News On-Call: http://www.prnewswire.com/comp/929150.html/ /Web site: http://www.ussteel.com/
    (X)